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                                                                  EXHIBIT 2.05



                     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of November 5, 1998, is entered into by and between WELLPOINT HEALTH NETWORKS INC., a Delaware corporation ("Seller"), and FREMONT INDEMNITY COMPANY, a California corporation ("Purchaser").

                                       RECITALS

     A. Seller and Purchaser have previously entered into that certain Stock Purchase Agreement, dated as of July 29, 1998 (the "Agreement"), pursuant to which Seller sold all of the issued and outstanding capital stock of Fremont Specialty Services, Inc., a California corporation (formerly known as UNICARE Specialty Services, Inc.), to Purchaser.

     B. The Agreement provided, among other things, that Seller was to have delivered to Purchaser certain closing financial statements not more than 60 days following the Closing Date, and that Purchaser and, if so desired by Purchaser, Purchaser's independent accountants, would be permitted during the succeeding 60-day period to examine certain financial and accounting books, records, work papers and reconciliations referenced in the Agreement.

     C. Seller and Purchaser now desire to extend the time by which Seller shall deliver the closing financial statements to Purchaser and extend the period during which Purchaser and its independent accountants may examine the financial and accounting books, records, work papers and reconciliations referenced in the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1.  The first sentence of the first paragraph of clause (a) of Section
2.2.2 is hereby amended by striking the phrase "Not more than 60 days following the Closing Date" and inserting in lieu thereof the following phrase "No later than the close of business on November 13, 1998".

     2. The second paragraph of clause (a) of Section 2.2.2 is hereby amended by striking the phrase "during the succeeding 60-day period" which appears in the third line of said paragraph and inserting in lieu thereof the following phrase "until the close of the business on January 29, 1999".

     3. The second paragraph of clause (a) of Section 2.2.2 is hereby amended by striking the phrase "60 days after receipt by Purchaser of the Closing UNICARE Balance Sheet" which appears in the ninth and tenth lines of said paragraph and inserting in lieu thereof the following phrase "the close of the business on January 29, 1999".

     4. The third paragraph of clause (a) of Section 2.2.2 is hereby amended by striking the phrase "within 60 days following the Closing Date" which appears in the second line of said


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paragraph and inserting in lieu thereof the phrase "by the close of business on November 13, 1998".

     5. The fourth paragraph of clause (a) of Section 2.2.2 is hereby amended by striking the phrase "within such 60-day period" which appears in the first and second lines of said paragraph and inserting in lieu thereof the phrase "before the close of the business on January 29, 1999".

     6. All capitalized terms used in this Amendment shall, unless otherwise indicated, have the meanings set forth in the Agreement.

     7. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and the Agreement shall remain in full force and effect between the parties.

     8. This Amendment may be executed by facsimile and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                       PURCHASER

                                       FREMONT INDEMNITY COMPANY

                                       By: /s/  Ronald A. Groden
                                           -----------------------------------
                                           Name:  Ronald A. Groden
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                       SELLER

                                       WELLPOINT HEALTH NETWORKS INC.

                                       By: /s/  Robert A. Kelly
                                           -----------------------------------
                                           Name:  Robert A. Kelly
                                           Title: Vice President


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